Exhibit 99.01

Press Release
www.shire.com

Second quarter 2011 results date notification – July 28, 2011

Dublin, Ireland – July 15, 2011 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, will announce second quarter 2011 earnings on Thursday July 28, 2011.

Results press release will be issued at:	12:00 BST / 07:00 EDT
Investor conference call time:	14:00 BST / 09:00 EDT

Live conference call for investors:
Angus Russell, Chief Executive Officer and Graham Hetherington, Chief Financial Officer will host the investor and analyst conference call at 14:00 BST/9:00 EDT.

The details of the conference call are as follows:

UK dial in:	0800 077 8492 or 0844 335 0351
US dial in:	1 866 8048688 or 1 718 3541175
International dial in:	+44 208 974 7900
Global Access Numbers:	http://www.btconferencing.com/globalaccess/?bid=54_attended
Password/Conf ID:	818 608
Live Webcast:	http://www.shire.com/shireplc/en/investors

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for one year.  Details can be found on our Investor Relations website http://www.shire.com/shireplc/en/investors.

For further information please contact:

Investor Relations	Souheil Salah (ssalah@shire.com)	+44 1256 894 160
	Erin Kelly (erikelly@shire.com)	+1 781 482 9541

Notes to editors

SHIRE PLC
Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX